Exhibit 99.1

To the Board of Directors and Stockholders

Innergy Power Corporation

San Diego, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Innergy Power Corporation and subsidiary (Innergy) as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended.  Innergy’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audits of the financial statements include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Innergy Power Corporation and subsidiary as of December 31, 2006 and 2005, and the results of its consolidated operations, statement of stockholder’s equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Weaver & Martin, LLC

Kansas City, Missouri

December 21, 2007

Innergy Power Corporation

Consolidated Balance Sheet

	December 31	December 31
	2005	2006
Assets

Current assets:
Cash	$176,730	$187,283
Accounts Receivable, net of allowance for doubtful accounts of $38,484 and $9,019 in 2005 and 2006, respectively
	417,732	499,072
Prepaid expenses	27,221	52,549
Inventory	480,638	567,442
Total current assets	1,102,321	1,306,346

Property, plant, and equipment:
Fixed assets	2,427,426	2,445,741
Accumulated Depreciation	(2,372,655)	(2,405,057)
	54,771	40,684

	$1,157,092	$1,347,029

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$146,346	$76,174
Payroll liabilities	93,644	106,717
Notes Payable - current portion	316,730	129,683
Total current liabilities	556,720	312,574

Long-Term Liabilities
Notes Payable	—	127,371
Total Long-Term Liabilities	—	127,371

Stockholders’ equity
Series C preferred stock, $.01 par value, 21,400,000 shares authorized, 1,887,619 shares issued and outstanding	17,873	17,873
Series B preferred stock, $.01 par value, 8,100,000 shares authorized, 785,197 shares issued and outstanding	7,852	7,852
Series A preferred stock, $.01 par value, 7,500,000 shares authorized, 661,715 shares issued and outstanding	6,616	6,616
Common Stock, $.01 par value, 46,400,000 shares authorized, 395,878 shares issued and outstanding	3,959	3,959
Treasury Stock, 11,993 of Series A preferred stock	(119)	(119)
Additional paid in capital	15,732,355	15,732,355
Retained earnings	(15,168,164)	(14,861,452)
Total Stockholders’ Equity	600,372	907,084

Total Liabilities and Stockholders’ Equity	$1,157,092	$1,347,029

The accompanying notes are an integral part of these financial statements.

Innergy Power Corporation

Consolidated Statement of Operations

For the Years Ended December 31, 2005 and 2006

	2005	2006

Revenue	$3,348,563	$3,274,163
Cost of Goods Sold	1,441,905	1,409,869
Gross Profit	1,906,658	1,864,294

Expenses:
Depreciation	105,051	32,114
General and administrative expenses	1,700,731	1,612,548
Total expenses	1,805,782	1,644,662

Operating Profit	100,876	219,631

Other income:
Miscellaneous income	171,403	112,637
Total other income	171,403	112,637

Other expenses:
Interest expense	42,469	25,556
Total other expenses	42,469	25,556

Income from operations before income taxes	229,810	306,712

Provision for income taxes	—	—

Net income	$229,810	$306,712

Weighted average number of common shares outstanding	395,878	395,878

Earnings per share	$0.58	$0.77

The accompanying notes are an integral part of these financial statements.

Innergy Power Corporation

Consolidated Statement of Stockholders’ Equity

For the Years Ended December 31, 2005 and 2006

	Preferred Stock
	Series A		Series B		Series C		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Treasury Stock	Additional Paid in Capital	Retained Earnings	Total

Balances at January 1, 2005	661,715	$6,616	785,197	$7,852	1,729,069	$17,291	395,878	$3,959	$(119)	$15,616,537	$(15,397,974)	$254,162

Issuance of preferred stock for accrued compensation	—	—	—	—	158,550	582	—	—	—	115,818	—	116,400

Net income for year ended December 31, 2005	—	—	—	—	—	—	—	—	—	—	229,810	229,810

Balances at December 31, 2005	661,715	$6,616	785,197	$7,852	1,887,619	$17,873	395,878	$3,959	$(119)	$15,732,355	$(15,168,164)	$600,372

Net income for year ended December 31, 2006	—	—	—	—	—	—	—	—	—	—	306,712	306,712

Balances at December 31, 2006	661,715	$6,616	785,197	$7,852	1,887,619	$17,873	395,878	$3,959	$(119)	$15,732,355	$(14,861,452)	$907,084

The accompanying notes are an integral part of these financial statements.

Innergy Power Corporation

Consolidated Statement of Cash Flows

For the Years Ended December 31, 2005 and 2006

	2005	2006

Cash flows from operating activities:
Net income	$229,810	$306,712
Adjustments to reconcile net income to net cash used in operating activities:
Loss on disposal of fixed asset	65,304	—
Amortization and depreciation	105,051	32,114
Changes in assets and liabilities:
Accounts receivable	(93,232)	(81,340)
Prepaid expenses	(23,620)	(25,329)
Inventory	(201,338)	(86,804)
Deposits	14,100	—
Accounts payable	17,546	(70,171)
Payroll liabilities	(12,156)	13,073
Accrued expenses	(273,800)	—

Net cash provided by (used in) operating activities	(172,336)	88,255

Cash flows from investing activities:
Purchase of fixed assets	(51,105)	(18,025)

Net cash (used in) investing activities	(51,105)	(18,025)

Cash flows from financing activities:
Proceeds from notes payable	28,130	257,054
Payments on notes payable	(139,600)	(316,730)
Preferred stock issue	541	—

Net cash (used in) financing activities	(110,929)	(59,676)

Net increase (decrease) in cash	(334,370)	10,553

Cash at beginning of period	511,100	176,730

Cash at end of period	$176,730	$187,283

Supplemental disclosures:
Interest paid	$42,469	$25,556
Income taxes paid	$10,435	$4,633

The accompanying notes are an integral part of these financial statements.

Innergy Power Corporation and Subsidiaries, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2006 and 2005

Note 1 - Basis of Presentation

Innergy Power Corporation (the Company) was incorporated in 1989 to design, manufacture and sell rechargeable sealed lead-acid cells and batteries for portable applications. Substantially all production of the Company’s products is performed in Mexico by the subsidiary, which is 99% owned by the Company.

The accompanying consolidated financial statements include the accounts of Innergy Power Corporation and its foreign subsidiary Portable Energy de Mexico SA DE CV. The Company’s beneficial ownership in Portable Energy de Mexico is 100%, as the Company’s largest stockholder owns the remaining 1% interest. All inter-company accounts and transactions have been eliminated in the consolidated financial statements.

All of the Company’s sales are denominated in U. S. dollars and the U.S. dollar is the functional currency for all foreign operations and the foreign subsidiary. Foreign exchange gains and losses, which result from the process of re-measuring foreign currency financial statements into U.S. dollars, are included in the statements of income and comprehensive income.

Note 2 - Accounting policies and procedures

Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Concentration of Credit Risk - Financial instruments which potentially expose the Company to a concentration of credit risk principally consist of cash and accounts receivable. The Company’s cash is maintained with three well-established and reputable financial institutions. The Company generally does not require cash collateral or other security from its customers to support customer receivables.

Revenue Recognition - The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured.  The Company recognizes revenues on product sales, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provide information with respect to the product or service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Management periodically reviews all product returns and evaluates the need for establishing either a reserve for product returns or a product warranty liability. As of December 31, 2006 and 2005, management has concluded that neither a reserve for product returns nor a warranty liability is required.

Cash and cash equivalents - For the purpose of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2006 and 2005.

Advertising costs - The Company expenses all costs of advertising as incurred.  Advertising costs included in general and administrative expenses for the years ended December 31, 2006 and 2005 were $19,973 and $11,835.

Accounts Receivable - Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable, however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future. The Company determines the allowance based on historical write-off experience, current market trends and, for larger accounts, the ability to pay outstanding balances. The Company continually reviews its allowance for doubtful accounts. Past due balances over 90 days and higher risk amounts are reviewed individually for collectibility. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.

Inventories - Inventories are stated at the lower of standard cost (which approximates first-in, first- out) or market.

Property and Equipment - Property and equipment are stated at historical cost net of accumulated depreciation and amortization. Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided using the straight-line method over estimated useful lives of three to ten years.

Impairment of long-lived assets - The Company has adopted the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” The adoption of this statement did not have a material effect on the Company’s results of operations or financial condition.

Management regularly reviews property, equipment and other long-lived assets for possible impairment. This review occurs quarterly, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, then management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Management believes that the accounting estimate related to impairment of its property and equipment, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so.

Loss per share - Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”.  Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Research and development costs - Research and development costs are charged to expense when incurred.

Income taxes - The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses - The significant components of general and administrative expenses consists of payroll, meals and entertainment expenses, legal and professional fees, outside services, office supplies, postage, utilities, and travel expenses.

Dividends - The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Year end - The Company has adopted December 31 as its fiscal year end.

Note 3 - Inventory

Inventory consisted of the following as of December 31, 2006 and 2005:

	2006	2005
Raw materials	382,177	394,186
Work-in-process	76,253	58,234
Finished goods	157,013	76,218
	615,442	528,638
Less allowance for obsolescence	48,000	48,000
	567,442	480,638

Note 4 - Fixed Assets

Property and equipment consists of the following as of December 31, 2006 and 2005:

	2006	2005
Equipment	2,389,4204	2,371,105
Furniture and fixtures	14,171	14,171
Leasehold Improvements	42,150	42,150
	2,445,741	2,427,426
Less accumulated depreciation	2,405,057	2,372,655
	40,683	54,771

Depreciation expense for the years ended December 31, 2006 and 2005 was $32,114 and $105,051, respectively.

Note 5 - Debt and interest expense

As of December 31, 2005, the Company had loans outstanding in the amount of $316,730.  These loans bear interest at the rate of 8% and were due in April of 2006.  The loans were paid in full during 2006.

During 2006, the Company obtained an agreement with their bank for a $50,000 line of credit and a $200,000 term loan.  The line of credit bears a rate of prime plus .5%.  The term loan was for a term of 3 years and bears interest of prime plus ..5%.  As of December 31, 2006, the Company owed $257,054; $129,682 of which was due within the next year and $127,371 was due in 2008 or thereafter.

Interest expense recorded for the years ended December 31, 2006 and 2005 was $25,556 and $42,469, respectively.

Note 6 - Shareholder’s equity

As of December 31, 2006, there were 661,715 shares of Series A preferred stock outstanding.

As of December 31, 2006, there were 785,197 shares of Series B preferred stock outstanding.

As of December 31, 2006, there were 1,887,619 shares of Series C preferred stock outstanding.

As of December 31, 2006, there were 395,878 shares of common stock outstanding.

There were no preferred or common stock issuances during the year ended December 31, 2006.

During the year ended December 31, 2005, there were 158,550 shares of Series C preferred stock issued for $116,400 of compensation accrued as of December 31, 2004.  No expense is recorded for these shares in the years ended December 31, 2005 or 2006.  There were no other issuances of preferred or common sotck during the year ended December 31, 2005.

As of December 31, 2006, the Company holds 11,993 shares of Series A preferred stock in treasury.

The rights, preferences and privileges of the preferred stockholders as of December 31, 2006 are described below:

Dividends - The holders of outstanding Series A, B, and C convertible preferred stock are entitled to receive in any fiscal year, when and as declared by the Board of Directors, distributions at the rate per annum of $1.00, $0.625 and $0.20 per share, respectively. The preferred stock is non-cumulative. If dividends are paid on common stock, an additional dividend of equal amount, on an as-converted basis, is payable to the holders of preferred stock.

Liquidation Preference - The holders of Series C preferred stock are entitled to receive, prior to any distribution to the holders of any other shares of capital stock of the Company, an amount per share equal to the sum of $4.00 for each outstanding share of Series C preferred stock, plus any declared but unpaid dividends less any dividends paid on such share. To the extent available after distribution to Series C preferred stockholders, the holders of Series A preferred stock are, thereafter, entitled to receive an amount per share equal to the sum of $10.00 for each outstanding share of Series A preferred stock, plus any declared but unpaid dividends less any dividends paid on such share. The holders of Series B preferred stock are entitled to receive an amount per share of $6.25, which will increase at the rate of 8% per annum, not compounded, plus any declared but unpaid dividends on such share. If distributions in liquidation are not adequate to satisfy the full preferences of Series A and B preferred stockholders, Series A and B stockholders each will share distributions pro-rata with the other.

Conversion, Participation and Registration - The preferred stock is convertible, at the option of the holders at any time, into common stock on a one-for-one basis, subject to certain anti-dilution adjustments. Conversion is automatic upon the closing of a firm commitment underwritten public offering having an aggregate offering price of not less than $10,000,000 and $3.00 per share, or where at least 75% of Series A and 50% of Series B and C preferred stockholders, respectively, agree in writing to such a conversion. The preferred stockholders have certain registration rights, the right to participate in future issuances of the Company’s stock, and certain anti-dilution preferences. The Company has reserved 37,000,000 shares of common stock in the event of conversion.

Voting Rights - The holder of each share of the preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted.

Note 7 - Options and warrants

Preferred Stock Warrants - From 2000 to 2004, the Company issued a total of 335,075 warrants to purchase Series C preferred stock at an exercise price of  $2.00 per share. 1,875 of these warrants expired during 2005 and 83,000 expired during 2006 leaving 250,200 warrants with an exercise price of $2.00 outstanding as of December 31, 2006.  These warrants are exercisable at any time.  The warrants expire at the following times; 83,000 in August of 2007, 28,200 in August of 2008, 28,200 in December of 2008, and 110,800 in March of 2014.

Common Stock Warrants - In 2002, the Company issued 40,000 warrants to purchase common stock, at an exercise price of $0.60 per share. The warrants are exercisable at any time and expire in August of 2007. The Company has a total of 40,000 warrants to purchase common stock outstanding at December 31, 2006.

Note 8 - Lease commitments

The Company leases its production facility in Tijuana, B.C., Mexico under a month-to-month lease  which requires monthly rent of approximately $5,200.

Total rental expense was approximately $123,000 and $127,000 for the years ended December 31, 2006 and 2005, respectively.

In June 2005, the Company executed a lease for its San Diego facility that expires in July 2008 and requires rental payments of approximately $4,400 per month.

Future lease commitments under these two leases is approximately $51,200 for 2007 and $25,600 for 2008.

Note 9 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS #109), “Accounting for Income Taxes,” which requires use of the liability method.

SFAS #109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.  Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

In years ending prior to December 31, 2004, the Company incurred net operating losses of approximately $19,083,000 and, accordingly, no provision for income taxes has been recorded for the years ended December 31, 2005 and 2006.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any net operating loss carryforward.  At December 31, 2006, the Company had approximately $18,550,000 of accumulated federal net operating losses. The net operating loss carryforwards, if not utilized, will expire through in 2022.

The components of the Company’s deferred tax asset are as follows:

	December 31
	2006	2005
Deferred tax assets:
Net operating loss carryforwards	$6,307,000	$6,411,000
Total deferred tax assets	6,307,000	6,411,000

Net deferred tax assets before valuation allowance	6,307,000	6,411,000
Less: Valuation allowance	(6,307,000)	(6,411,000)
Net deferred tax assets	$-0-	$-0-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2006 and 2005.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	Year Ended December 31
	2006	2005
Federal and state statutory rate	$(104,000)	$(78,000)
Change in valuation allowance on deferred tax assets	104,000	78,000
	$-0-	$-0-